UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Exact name of registrant as specified in its charter)

Utah	000-50009	87-0285238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19800 MacArthur Boulevard, Suites 306 & 307 Irvine, California
(Address of principal executive offices)

92612
(Zip code)

(949) 721-8272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2024, Kristina Kubota informed Pacific Health Care Organization, Inc. (the “Company”) that she will be stepping down as the Company’s Chief Financial Officer and Secretary, effective on March 5, 2024. The Company expects that Ms. Kubota will remain on the Company’s Board of Directors (the “Board”) following her resignation as Chief Financial Officer and Secretary. Ms. Kubota’s resignation was not the result of any disagreement with management or the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Ms. Kubota for her many contributions.

Concurrent with the effective date of Ms. Kubota’s resignation as Chief Financial Officer, Bret “BJ” Mendenhall will be appointed as the Company’s outsourced Chief Financial Officer, via the Company’s engagement with NOW CFO Utah III, LLC (“NOW CFO”), a third party provider of business financial services. Mr. Mendenhall has extensive experience serving as Chief Financial Officer of public and private companies in a variety of industries, including companies in the healthcare industry. Mr. Mendenhall’s services will be billed at an hourly rate of $205.00, and the Company’s engagement with NOW CFO may be terminated by either party upon thirty days written notice. A copy of the Company’s engagement with NOW CFO is attached hereto as Exhibit 99.1.

Mr. Mendenhall, age 64, currently serves as the Director of NOW CFO and is responsible for providing CFO consulting services to clients of NOW CFO. He has been in that role with NOW CFO since 2020. Prior to being with NOW CFO, Mr. Mendenhall was Chief Financial Officer of a Utah-based commercial landlord and contractor. Mr. Mendenhall is a Certified Public Accountant holding a Bachelor of Science in Accountancy from Brigham Young University.

Other than the Company’s engagement with NOW CFO, there is no arrangement or understanding between Mr. Mendenhall and any other persons pursuant to which Mr. Mendenhall is being selected as an officer of the Company. There are no family relationships between Mr. Mendenhall and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Mendenhall has not engaged in any related-party transactions required to be disclosed under Item 404(a) of Regulation S-K.

On January 3, 2024, the Board appointed Lauren Kubota, age 40, as the Company’s Vice President. Lauren Kubota has been with the Company since 2014 and was previously the Company’s Risk Manager. As Vice President, Ms. Kubota will continue to direct the Company’s risk management activities and perform additional responsibilities in planning and executing company-wide advancements in operations, quality management, sustainable business growth, and technological enhancements. Lauren Kubota is also a current member of the Board, having served in such role since February 2018. Ms. Kubota is an attorney licensed to practice law in California. She earned a Bachelor of Arts degree in Political Science from the University of California, San Diego in 2005 and a Juris Doctor from the University of California, Hastings College of the Law in 2011.

In addition to Lauren Kubota’s new role as Vice President of the Company, upon the effective date of Kristina Kubota’s resignation as the Company’s Secretary, Lauren Kubota will assume the additional role of Secretary of the Company.

There is no arrangement or understanding between Lauren Kubota and any other persons pursuant to which Ms. Kubota is being selected as an officer of the Company. Lauren Kubota and Kristina Kubota are sisters and are daughters of Tom Kubota, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors. Lauren Kubota has not engaged in any related-party transactions required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Services Agreement, dated January 2, 2024, between the Company and NOW CFO
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC HEALTH CARE ORGANIZATION, INC.

Date: January 5, 2024	By:	/s/ Tom Kubota
Tom Kubota
Chief Executive Officer